Exhibit 23.2

                                                          Consent of Independent
                                                    Certified Public Accountants


THCG, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our reports dated May 20, 1998 and January 26, 1999, appearing in the Current Report on Form 8-K/A of THCG, Inc. relating to the March 31, 1998 and December 31, 1998 financial statements of Hambro America Securities, Inc. respectively which is incorporated by reference in THCG, Inc.'s previously filed Registration Statement on Form S-8 (Registration No. 333-33028).


                                                   /s/ Cohen & Schaeffer, P.C.
                                                   ---------------------------
                                                   Cohen & Schaeffer, P.C.

New York, New York
March 29, 2000